UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WABCO Holdings Inc.

(Name of registrant as specified in its charter)

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WABCO HOLDINGS, INC.

PROXY STATEMENT SUPPLEMENT

WABCO Holdings Inc. (the “Company”) is providing the following update to its definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 19, 2013 (the “Proxy Statement”). The purpose of this supplement to the Proxy Statement (the “Proxy Supplement”) is to update the table entitled “Ownership of Common Stock by Certain Significant Shareholders” on page 62 of the Proxy Statement to reflect the filing of a Schedule 13G by Berkshire Hathaway Inc. (“Berkshire”) on May 10, 2013, in which Berkshire reported that, as of December 31, 2012, it was deemed, pursuant to Rule 13d-1 of the Securities Exchange Act of 1934, as amended, to hold shared voting and dispositive power with respect to 4,071,925 shares of the Company’s common stock. These shares represent 6.5% of the Company’s outstanding common stock as of April 5, 2013, the record date for the Company’s 2013 Annual Meeting of Shareholders to be held on May 30, 2013.

This Proxy Supplement does not change any other portions of the Proxy Statement. This Proxy Supplement should be read in connection with the Proxy Statement.

This Proxy Supplement is dated May 17, 2013.

Ownership of Common Stock by Certain Significant Shareholders

As of April 5, 2013, unless otherwise indicated below, the following are beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
T. Rowe Price Associates, Inc.(2)	5,136,900	8.2%
100 E. Pratt Street
Baltimore, MD 21202
Warren E. Buffett	4,071,925	6.5%
Berkshire Hathaway Inc.(3)
3555 Farnam Street
Omaha, Nebraska 68131
Lone Pine Capital LLC(4)	3,514,954	5.6%
Two Greenwich Plaza
Greenwich, Connecticut 06830

(1)	As of April 5, 2013, we had 62,772,987 shares of our common stock outstanding.

(2)	In an amended Schedule 13G filed on February 11, 2013, T. Rowe Price Associates, Inc. reported that, as of December 31, 2012, it was deemed, pursuant to Rule 13d-1 of the Securities Exchange Act of 1934, as amended, to hold sole dispositive power with respect to the 5,136,900 shares of our common stock reported in the table above, but sole voting power with respect to only 1,196,500 of such shares, by virtue of the fact that it is the parent holding company of a group of investment companies.

(3)	In a Schedule 13G filed on May 10, 2013, Berkshire Hathaway Inc. reported, on behalf of itself, Warren E. Buffett (an individual who may be deemed to control Berkshire Hathaway Inc.), GEICO Corporation, National Indemnity Company, Government Employees Insurance Company, Acme Brick Company Pension Trust, The Buffalo News Office Pension Plan, The Buffalo News Editorial Pension Plan, The Buffalo News Mechanical Pension Plan, The Buffalo News Drivers/Distributors Pension Plan, Dexter Pension Plan, Justin Brands Inc. Union Pension Plan & Justin Brands Inc. Pension Plan & Trust, Scott Fetzer Company Collective Investment Trust, and BNSF Master Retirement Trust that, as of December 31, 2012, it was deemed, pursuant to Rule 13d-1 of the Securities Exchange Act of 1934, as amended, to hold shared dispositive power and shared voting power with respect to the 4,071,925 shares of our common stock reported in the table above.

(4)	In an amended Schedule 13G filed on February 14, 2013, Lone Pine Capital LLC reported, on behalf of itself and Stephen F. Mandel, Jr. that, as of December 31, 2012, it was deemed, pursuant to Rule 13d-1 of the Securities Exchange Act of 1934, as amended, to hold sole dispositive power and sole voting power with respect to 3,514,954 shares of our common stock reported in the table above, by virtue of the fact that it is investment manager to Lone Spruce, L.P., a Delaware limited partnership (“Lone Spruce”), Lone Balsam, L.P., a Delaware limited partnership (“Lone Balsam”), Lone Sequoia, L.P., a Delaware limited partnership (“Lone Sequoia”), Lone Cascade, L.P., a Delaware limited partnership (“Lone Cascade”), Lone Sierra, L.P., a Delaware limited partnership (“Lone Sierra”), Lone Cypress, Ltd., a Cayman Islands exempted company (“Lone Cypress”), Lone Kauri, Ltd., a Cayman Islands exempted company (“Lone Kauri”) and Lone Monterey Master Fund, Ltd., a Cayman Islands exempted company (“Lone Monterey Master Fund”, and together with Lone Spruce, Lone Balsam, Lone Sequoia, Lone Cascade, Lone Sierra, Lone Cypress, Lone Kauri and Lone Monterey Master Fund, the “Lone Pine Funds”), with respect to the common stock directly held by each of the Lone Pine Funds. Stephen F. Mandel, Jr., the managing member of Lone Pine Managing Member LLC, which is the managing member of Lone Pine Capital LLC, with respect to the common stock directly held by each of the Lone Pine Funds, has sole dispositive power and sole voting power with respect to 3,514,954 shares of our common stock.